Exhibit 10.23

Thomas W. Crawford President & CEO

April 10, 2006

Phyllis Austin

[redacted]

RE:	Senior Vice President – Human Resources

Dear Phyllis:

I am very pleased to extend you an offer to join Crawford & company in the regular full-time position of Senior Vice President*—Human Resources, reporting directly to me, as President & CEO. Your employment will be contingent upon (1) your passing a drug test, (2) your being bondable, (30 your passing criminal background check, (4) your employability in the U.S., (5) your having acceptable results on a motor vehicle records check, and (6) Agreement to the Crawford & Company Confidentiality & Non-Solicitation. The following will outline the specifics of the position:

•	Grade level will be EX O3

•	Starting base salary will be $18,750/month

•	Starting date is no later than April 24, 2006

•	Restricted Stock: 5000 Shares with vesting at 20% per year, issued under and subject to the terms and conditions of the Crawford & Company Executive Stock Bonus Plan*

•	Incentive Plan: Participation in The Management Group Annual Incentive Plan

•	SERP: Participation in the Company’s Supplemental Executive Retirement Plan*

•	Vacation: 4 Weeks per year

•	Benefits: Those extended to full-time employees

•	Perquisites: Those extended to a Senior Vice President including a company provided automobile.

*	Note: Indicates items subject to approval of the Company’s Board of Directors

EXCELLENCE IN EVERYTHING WE TOUCH

Street Address ¡ City, State Zip Code ¡ (404) 256-0830 ¡ Fax (404) 847-4240 ¡ www.crawfordandcompany.com

Should you accept this job offer, you will need to arrange to be drug tested and background checked with 24 hours of your acceptance by contacting Ainsley Elsworth at 404-847-4080 in Personnel Management.

As all other new associates, you will be in a probationary status during the first 3 months of employment. You will be given a probationary performance evaluation at the conclusion of this period.

Phyllis, I am looking forward to you joining Crawford & Company and the Human Resources Team!

Sincerely,

/s/ Thomas W. Crawford	/s/ Phyllis Austin
Thomas W. Crawford	4-11-06
President and CEO

EXCELLENCE IN EVERYTHING WE TOUCH

Street Address ¡ City, State Zip Code ¡ (404) 256-0830 ¡ Fax (404) 847-4240 ¡ www.crawfordandcompany.com

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